SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report(Date of earliest event reported) June 3,1998


                      Corporate Vision, Inc
       (Exact Name of Registrant as Specified in Charter)


     Oklahoma            0-18824             73-1380820
     (State of          (Commission           (IRS Employer
     Incorporation)      File Number)          Identification No.)


           6202 South Lewis, Suite A, Tulsa, Ok 74136
          (Address of Principal Executive Offices)


Registrant's telephone number, including area code (918) 747-2842




          (Former Address, If Changed Since Last Report)

















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ITEM 5. OTHER EVENTS

A Tulsa district Judge has issued a temporary restraining order for Corporate Vision Inc, which blocks a merger or acquisition of Western Oil and Tire Distributors. A hearing has been set for tuesday June 16, 1998. Management believes the order will be modified or vacated. The Regulation S funding for a net of $1,000,000 was not received by Corporate Vision Inc and is being held in escrow pending the closing of the Western Oil and Tire Distributors acquisition.



                           SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Corporate Vision, Inc

                                  By: Jack Arnold
                                 Jack Arnold, President, CEO

June 12, 1998